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                                  EXHIBIT 21.1

     SUBSIDIARIES OF TRM CORPORATION (FORMERLY TRM COPY CENTERS CORPORATION)


Subsidiary                                                        State or Place
----------                                                        --------------
                                                                of Incorporation
                                                                ----------------
TRM Copy Centers (USA) Corporation                                   Oregon
TRM Copy Centres (Canada) Ltd.*                                      Canada
TRM Copy Centres (U.K.) Limited*                                      U.K.
FPC France Ltd.*                                                     Oregon
TRM ATM (UK) Limited                                                  U.K.
TRM ATM Corporation                                                  Oregon
iATMglobal.net Corporation                                          Delaware

*TRM Copy Centres (Canada) Ltd., TRM Copy Centres (U.K.) Ltd., and FPC France Ltd. are subsidiaries of TRM Copy Centers (USA) Corporation.
iATMglobal.net Corporation is a subsidiary of TRM ATM Corporation.